UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): May 10, 2012

HOST HOTELS & RESORTS, INC.

(Exact Name of Registrant as Specified in Charter)

Maryland	001-14625	53-0085950
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

6903 Rockledge Drive, Suite 1500

Bethesda, Maryland 20817

(Address of Principal Executive Offices and Zip Code)

(240) 744-1000

Registrant’s telephone number, including area code:

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07. Submission of Matters to a Vote of Security Holders

Annual Meeting of Stockholders

Host Hotels & Resorts, Inc. (“Host”) held its Annual Meeting of Stockholders on May 10, 2012. Stockholders were asked to vote on three proposals: the election of directors, the ratification of KPMG LLP as Host’s auditors for 2012, and an advisory vote to approve executive compensation.

Proposal 1 – Election of Directors

Final votes regarding the election of eight directors for terms expiring at the 2013 annual meeting of stockholders are set forth below. Accordingly, each director nominee was elected for a one year term.

	FOR	AGAINST	ABSTENTIONS AND BROKER NON-VOTES
Robert M. Baylis	599,248,367	15,232,522	18,329,456
Terence C. Golden	605,348,378	8,820,389	18,640,164
Ann McLaughlin Korologos	562,575,568	51,907,628	18,327,284
Richard E. Marriott	605,233,443	9,056,748	18,520,226
John B. Morse, Jr.	605,369,652	9,115,111	18,325,563
Walter C. Rakowich	612,362,633	2,120,481	18,327,366
Gordon H. Smith	605,398,479	9,085,612	18,326,247
W. Edward Walter	608,670,072	5,585,621	18,553,996

Proposal 2 – Ratification of Appointment of Independent Registered Public Accountants

Final votes on the ratification of the appointment of KPMG LLP as independent auditors of Host to serve for the 2012 calendar year are set forth below. Accordingly, the appointment of KPMG LLP was ratified.

FOR	AGAINST	ABSTENTIONS AND BROKER NON-VOTES
631,110,096	1,536,578	163,677

Proposal 3 – Advisory Vote on Executive Compensation

The final non-binding, advisory votes to approve the compensation of Host’s named executive officers are set forth below.

FOR	AGAINST	ABSTENTIONS AND BROKER NON-VOTES
607,386,021	6,450,691	18,973,687

Accordingly the proposal was approved by 99% of the votes cast.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HOST HOTELS & RESORTS, INC.
(Registrant)

Date: May 16, 2012	By:	/s/ Brian G. Macnamara
Brian G. Macnamara
Senior Vice President and Corporate Controller